EXHIBIT 11


                         BRISTOL RETAIL SOLUTIONS, INC.
                    Computation of Earnings (Loss) per Share
                                                                          Three Months Ended March 30,
                                                                            1998                  1997
                                                                      ----------------     ----------------
BASIC LOSS PER SHARE
      Net loss                                                        $      (453,179)     $      (434,986)
      Preferred stock dividends                                                 2,333                   --
                                                                      ----------------     ----------------
      Net loss available to common stockholders                       $      (455,512)     $      (434,986)
                                                                      ================     ================
      Weighted average number of common shares
         outstanding during the period                                      5,551,654            4,745,654
                                                                      ================     ================
Basic loss per share                                                  $         (0.08)     $         (0.09)
                                                                      ================     ================

DILUTED LOSS PER SHARE
      Net loss                                                        $      (453,179)     $      (434,986)
      Preferred stock dividends                                                 2,333                   --
                                                                      ----------------     ----------------
      Net loss available to common stockholders                       $      (455,512)     $      (434,986)
                                                                      ================     ================
      Weighted average number of common shares
         outstanding during the period                                      5,551,654            4,745,654
      Effect of stock options and warrants treated as
         common stock equivalents under the treasury stock method                  --                   --
                                                                      ----------------     ----------------
         Total shares                                                       5,551,654            4,745,654
                                                                      ================     ================
Diluted loss per share                                                $         (0.08)     $         (0.09)
                                                                      ================     ================
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